Exhibit 5.2

September 26, 2024

Allegiant Travel Company 1201 N. Town Center Drive Las Vegas, Nevada 89144

Re:    Registration Statement on Form S-3
Dear Ladies and Gentlemen:
We have acted as New York counsel to Allegiant Travel Company, a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company and Allegiant Air, LLC, a Nevada limited liability company, Allegiant Vacations, LLC, a Nevada limited liability company, AFH, Inc., a Nevada corporation, Sunrise Asset Management, LLC, a Nevada limited liability company, G4 Properties, LLC, a Nevada limited liability company, Dustland, LLC, a Nevada limited liability company, G4 Works, LLC, a Nevada limited liability company, Sunseeker Resorts, Inc., a Nevada corporation, Sunseeker Florida, Inc., a Florida corporation, Point Charlotte Development, LLC, a Florida limited liability company, Point Charlotte, LLC, a Florida limited liability company, Sunseeker Florida North, Inc., a Florida corporation, and SFI Equity Holdco, Inc., a Florida corporation (not including the Company, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of an indeterminate aggregate amount or value of the following securities that may be offered and sold from time to time by the Company on a delayed or continuous basis pursuant to Rule 415 under the Act:
(i)shares of common stock, par value $0.001 per share, of the Company (“Common Stock”);
(ii)shares of one or more classes or series of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”);
(iii)debt securities of the Company (collectively, the “Debt Securities”) and guarantees of such debt securities from the Guarantors (the “Guarantees”);
(iv)depositary shares (evidenced by depositary receipts) representing a fraction of a share of a particular series of Preferred Stock (“Depositary Shares”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and a bank or trust company to be named in the applicable Deposit Agreement (each, a “Depositary”);

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Allegiant Travel Company
September 26, 2024

(v)warrants to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares or any combination thereof (the “Warrants”);
(vi)stock purchase contracts (the “Stock Purchase Contracts”) entitling or obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from such holders, a specified number of shares of Common Stock, Preferred Stock or Depositary Shares, which may be issued under one or more purchase contract agreements proposed to be entered into by the Company and one or more purchase contract agents to be named in the applicable purchase contract agreement;
(vii)stock purchase units (the “Stock Purchase Units”), each consisting of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities or other securities, in each case securing the holders’ obligations to purchase Common Stock, Preferred Stock or Depositary Shares under the applicable Stock Purchase Contract; and
(viii)units comprised of Common Stock, Preferred Stock, Depositary Shares, Warrants or any combination thereof (the “Units” and, together with the Common Stock, Preferred Stock, Debt Securities, Guarantees, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units, the “Securities” and each a “Security”).
The Debt Securities and Guarantees will be issued pursuant to one or more indentures (each, an “Indenture”) by and between the Company and a financial institution identified therein as the trustee (the “Trustee”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein (each, a “Counterparty”). The Units and Stock Purchase Units will be issued under unit agreements between the Company and a Counterparty (each, a “Unit Agreement” and, together with the Deposit Agreements, the Stock Purchase Contracts, the Indentures and the Warrant Agreements, the “Agreements.”
This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus (as defined below), other than as expressly stated herein with respect to the issue of the Securities.
In rendering our opinion, we have reviewed (i) the organizational documents of the Company and the Guarantors; (ii) certain resolutions of the Company’s Board of Directors or duly appointed committees thereof and of the Guarantors’ boards of directors, partners, members or managers; (iii) the Registration Statement including the prospectus (the “Prospectus”) to be filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement, including without limitation those documents that have been incorporated by reference into the Registration Statement; and (iv) such other proceedings, records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed herein.
With respect to the issuance and sale of any Debt Securities and related Guarantees, Depositary Shares, Warrants, Stock Purchase Contracts, Stock Purchase Units and Units, we have assumed that (i) the Securities will have been specifically authorized for issuance by the Company’s Board of

Allegiant Travel Company
September 26, 2024

Directors or an authorized committee thereof, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, issued and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities that include Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will have been duly authorized and issued, against receipt of the consideration approved by the Company which will be no less than the par value thereof, (iv) a prospectus supplement to the Prospectus will have been filed with the Commission in compliance with the Act describing the Securities offered thereby, (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner described in the Prospectus and the applicable prospectus supplement, (vi) any definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto, (vii) the terms of the Securities will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (viii) the Registration Statement, as may be amended, will have become effective under the Act, (ix) the Agreement applicable to such Securities will be the valid and legally binding obligation of each party thereto (other than the Company and the Guarantors) and that each party to such Agreement will satisfy all other legal requirements that are applicable to it to the extent necessary to make such Agreement enforceable against it and (x) each of such Securities and the applicable Agreements governing such Securities will be governed by the internal laws of the State of New York.
With respect to the issuance and sale of any Debt Securities and any related Guarantees, including with respect to the issuance and sale of any Debt Securities as part of the Company’s issuance and sale of any Warrants or Units, we have assumed that (i) the applicable Indenture and any and all applicable supplements thereto will have been duly authorized, executed and delivered by the Company, any Guarantor and the Trustee and (ii) the Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture relating thereto.
With respect to the issuance and sale of any Depositary Shares, including with respect to the issuance and sale of any Depositary Shares as part of the Company’s issuance and sale of any Warrants or Units, we have assumed that (i) the Company will have entered into a Deposit Agreement or similar agreement with respect to the sale of any Depositary Shares that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto, (ii) the Deposit Agreement will have been duly authorized, executed and delivered by the Company and the other parties thereto, (iii) the terms of the Depositary Shares, including the underlying Preferred Stock relating thereto, and of their issuance and sale will have been duly established in conformity with the Deposit Agreement, (iv) the underlying shares of Preferred Stock will have been deposited with the Depositary in conformity with the Deposit Agreement and (v) the Depositary Shares will be duly executed and countersigned in accordance with the Deposit Agreement and issued and sold against the delivery of the applicable consideration.
With respect to the issuance and sale of any Warrants, including with respect to the issuance and sale of any Warrants as part of the Company’s issuance and sale of any Units, we have assumed that (i) the Company will have entered into a Warrant Agreement or similar agreement with respect to the sale of

Allegiant Travel Company
September 26, 2024

any Warrants that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto, (ii) the Warrant Agreement will have been duly authorized, executed and delivered by the Company and the other parties thereto, (iii) the terms of the Warrants, including the underlying Securities relating thereto, and of their issuance and sale will have been duly established in conformity with the Warrant Agreement, (iv) the sufficient amount of Securities underlying the Warrants will have been reserved for issuance and (v) the Warrants will be duly executed and countersigned in accordance with the Warrant Agreement and issued and sold against the delivery of the applicable consideration.
With respect to the issuance and sale of any Stock Purchase Contracts, we have assumed that (i) the Company will have entered into Stock Purchase Contracts that conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto, (ii) the Stock Purchase Contracts will have been duly authorized, executed and delivered by the Company and the other parties thereto, (iii) the terms of the Stock Purchase Contracts and the underlying Securities relating thereto and of their issuance and sale will have been duly established in conformity with the Agreement related thereto and (iv) the Stock Purchase Contracts will be issued and sold against delivery of the applicable consideration.
With respect to the issuance and sale of any Stock Purchase Units, we have assumed that (i) the Company will have entered into Stock Purchase Units that conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto, (ii) the Stock Purchase Units will have been duly authorized, executed and delivered by the Company and the other parties thereto, (iii) the terms of the Stock Purchase Units and the underlying Securities relating thereto and of their issuance and sale will have been duly established in conformity with the Agreement related thereto and (iv) the Stock Purchase Units will be issued and sold against delivery of the applicable consideration.
With respect to the issuance and sale of any Units, we have assumed that (i) the Company will have established the Units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of Units, which documents will conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto (the “Unit Documents”), (ii) the Units and Unit Agreement will have been duly authorized, executed and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the Units, Unit Agreements and the underlying Securities relating thereto and of their issuance and sale will have been duly established in conformity with the Unit Documents and (iv) the Units will be issued and sold as contemplated in the Unit Documents against delivery of the applicable consideration.
Based upon the foregoing, we are of the following opinions:
1.The Debt Securities and any related Guarantees, when issued in accordance with the terms of the Indenture relating thereto and as described in the Registration Statement and the applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company and any Guarantor.

Allegiant Travel Company
September 26, 2024

2.The Depositary Shares, when issued and sold in accordance with the terms of the Deposit Agreement relating thereto and as described in the Registration Statement and the applicable prospectus supplement relating thereto, will be legally issued and will entitle the holders thereof to the rights specified therein and in such Deposit Agreement.
3.The Warrants, when issued and sold in accordance with the terms of the Warrant Agreement relating thereto and as described in the Registration Statement and the applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company.
4.The Stock Purchase Contracts, when issued and sold in accordance with the terms of the Stock Purchase Contracts relating thereto and as described in the Registration Statement and the applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company.
5.The Stock Purchase Units, when issued and sold in accordance with the terms of the Stock Purchase Contracts relating thereto and as described in the Registration Statement and the applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company.
6.The Units, when issued and sold in accordance with the terms of the Unit Documents relating thereto and as described in the Registration Statement and the applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company.
The foregoing opinions are subject to the following additional qualifications and limitations:
A.    The enforceability of any obligation may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium, marshalling or other laws affecting the enforcement generally of creditors’ rights and remedies.
B.    The enforceability of any obligation is subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties, judicial imposition of an implied covenant of good faith and fair dealing, and principles regarding successor liability, equitable subordination and substantive consolidation of entities.
In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or prospectus supplement or other offering material relating to the offer and sale of the Securities. The opinions set forth herein are limited to the statutory laws and regulations of the State of New York. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement. The Senior Counsel and Secretary of the Company has provided an opinion on matters of Nevada law, which opinion will be included as an exhibit to the Registration Statement.

Allegiant Travel Company
September 26, 2024

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Vedder Price P.C.